                                                                      Exhibit 21

                             Liberty Property Trust
                      Liberty Property Limited Partnership
                              List of Subsidiaries




Liberty Property Trust
Liberty Property Limited Partnership
Liberty Lehigh Partnership
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II
Liberty Property Philadelphia Limited Partnership III
Liberty Property Philadelphia Corporation
Liberty Property Philadelphia Trust
Liberty Property Philadelphia Limited Partnership IV East
Liberty Property Philadelphia Limited Partnership IV West
Liberty Property Philadelphia Corporation IV East
Liberty Property Philadelphia Corporation IV West
Liberty Property Philadelphia Corporation V
Liberty 2001 Corp.
LP Development Corp.
LP Development Corp. II
Liberty Special Purpose Trust
Liberty Property Scottsdale Limited Partnership
Liberty UK Development Corp.
LP Malvern Limited Partnership
LP Malvern LLC
Land Holdings Realty LLC
Rivers Business Commons Associates Limited Partnership
Aymer House Ltd.
Liberty Property Philadelphia Navy Yard Limited Partnership
Liberty Property Philadelphia Navy Yard Corporation
Liberty Property/Snyterra Limited Partnership
Liberty Venture I, LP
Liberty Venture I, LLC
Silverwood Properties Limited
Vine Street Uxbridge Limited